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                                                                      EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

  We have issued our report dated February 24, 1995, accompanying the consolidated financial statements included in the Annual Report of Ply Gem Industries, Inc. on Form 10-K for the year ended December 31, 1994. We hereby consent to the incorporation by reference of said report in the Registration Statements of PlyGem Industries, Inc. on Form S-8 (Registration Nos. 33-28753; 33-52514; 33-28752; 2-84279; 33-52516; 33-55035; and 33-55037).

                                          Grant Thornton LLP

New York, New York
March 30, 1995